UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    April 12, 1995
                                                  --------------------


                 INTERSTATE BAKERIES CORPORATION
- ----------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

                            Delaware
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         (State or other jurisdiction of incorporation)

          1-11165                                 43-1470322
- --------------------------       -------------------------------------
  (Commission File Number)       (IRS Employer Identification No.)


      12 East Armour Boulevard, Kansas City, Missouri 64111
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(Address of principal executive offices)               (Zip Code)

                                                   (816) 561-6600
Registrant's telephone number, including area code -------------------


- ----------------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.   Other Events.
          -------------

          On April 12, 1995, Interstate Bakeries Corporation ("IBC") signed a definitive agreement (the "Agreement") with Ralston Purina Company ("RPC") for IBC to acquire RPC's wholly-owned subsidiary, Continental Baking Company ("CBC"), for a purchase price of $220,000,000 in cash and 16,923,077 shares of common stock of IBC (the "IBC Shares"). The cash portion has been reduced by $110,000,000 from the amount previously announced due to weaker than expected operating earnings of CBC. The closing of the sale remains subject to approval of the issuance of the IBC Shares by the stockholders of IBC and the obtaining of various regulatory clearances. The transaction is expected to close during the summer of 1995.

           A copy of the press release jointly issued by IBC and RPC announcing the signing of the Agreement is filed herewith as
Exhibit 1.  The Exhibit is incorporated herein by this reference.


Item 7.   Financial Statements and Exhibits.
          ----------------------------------

     (c)  Exhibits.

     Exhibit             Description
     -------             -----------

       1                 Press release, dated April 12, 1995,
                         jointly issued by Interstate Bakeries
                         Corporation and Ralston Purina Company.

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              INTERSTATE BAKERIES CORPORATION


                              By:  /s/ Charles A. Sullivan
                                   -----------------------------------
                                   Charles A. Sullivan
                                   Chairman of the Board and Chief
                                   Executive Officer

Date:  April 14, 1995

                              EXHIBIT INDEX
                              -------------

Exhibit       Description                                   Page
- -------       -----------                                   ----

   1           Press release, dated April 12, 1995,
               jointly issued by Interstate Bakeries
               Corporation and Ralston Purina Company